Exhibit 99.1
Contact:    Suann Guthrie
VP, Investor Relations, Sustainability & Communications
(469) 214-8202; Suann.Guthrie@darlingii.com
FOR IMMEDIATE RELEASE
Nov. 8, 2022

Darling Ingredients Inc. Announces Third Quarter 2022 Results

Third Quarter 2022
•Net income of $191 million, or $1.17 per GAAP diluted share
•Net Sales of $1.7 billion
•Combined adjusted EBITDA of $394.7 million
•Repurchased $37.2 million of stock

IRVING, TEXAS - Darling Ingredients Inc. (NYSE: DAR) today reported net income attributable to Darling Ingredients of $191 million, or $1.17 per diluted share for the third quarter 2022, compared to net income attributable to Darling Ingredients of $146.8 million, or $0.88 per diluted share, for the third quarter 2021. The company also reported net sales of $1.7 billion for the third quarter of 2022, as compared with net sales of $1.2 billion for the same period a year ago.

“Darling Ingredients delivered another strong quarter, carrying great momentum to finish the year with record earnings,” said Randall C. Stuewe, Chairman and Chief Executive Officer of Darling Ingredients Inc. “Strong worldwide demand for fats and proteins will continue to be a tailwind for our global ingredients business. Diamond Green Diesel III is expected to come on-line within the next week, six months ahead of schedule. This, once again, showcases our strength and expertise to satisfy demand for decarbonization solutions in a meaningful way.”

For the nine months ended Oct. 1, 2022, Darling Ingredients reported net sales of $4.8 billion, compared to net sales of $3.4 billion for the same period in 2021. Net income attributable to Darling Ingredients for the first nine months of 2022 was $581.1 million, or $3.54 per diluted share, as compared to net income attributable to Darling Ingredients of $495.2 million, or $2.96 per diluted share, for the first nine months of 2021.

Combined adjusted EBITDA was $394.7 million for the third quarter 2022, compared to $289.6 million for the same period in 2021. On a year-to-date basis, combined adjusted EBITDA totaled $1.13 billion for 2022, as compared to $928 million for the same period in 2021.

Under Darling Ingredients’ share repurchase program, the company repurchased approximately 609,000 shares of common stock during the third quarter for a total of $37.2 million, bringing the total stock repurchased year to date 2022 as of Oct. 1, 2022, to approximately 1.58 million shares of common stock for a total of $103.1 million.

As of Oct. 1, 2022, Darling had $126.1 million in cash and cash equivalents, and $1.35 billion available under its committed revolving credit agreement. Total debt outstanding as of Oct. 1, 2022 was $3.3 billion. The leverage ratio as measured by the company’s bank covenant was 2.48 as of Oct. 1, 2022. Year-to-date capital expenditures totaled approximately $257.1 million.

On Aug. 1, 2022, Darling Ingredients completed the acquisition of FASA Group, the largest independent rendering company in Brazil. On Oct. 18, 2022, Darling Ingredients announced it had entered into a definitive agreement to acquire all of the shares of Gelnex, a leading global producer of collagen products for approximately $1.2 billion USD in cash. Darling Ingredients also announced on Nov. 2, 2022, that it has entered into a definitive agreement to purchase Polish rendering company, Miropasz Group for approximately €110 million Euros.

Darling Ingredients reaffirms its previously announced forecast for full year 2022 of $1.55-$1.6 billion combined adjusted EBITDA.

News Release Nov. 8, 2022 Page 2

Segment Financial Tables (in thousands)
(unaudited)

Three Months Ended October 1, 2022	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$1,273,142	$347,902	$126,555	$—	$1,747,599
Cost of sales and operating expenses	1,012,899	256,557	101,781	—	1,371,237
Gross margin	260,243	91,345	24,774	—	376,362

Gain on sale of assets	(2,290)	(809)	(17)	—	(3,116)
Selling, general and administrative expenses	63,973	23,909	1,724	15,474	105,080
Acquisition and integration costs	—	—	—	4,503	4,503
Depreciation and amortization	80,679	14,408	7,284	2,607	104,978
Equity in net income of Diamond Green Diesel	—	—	103,414	—	103,414
Segment operating income/(loss)	$117,881	$53,837	$119,197	$(22,584)	$268,331
Equity in net income of other unconsolidated subsidiaries	2,301	—	—	—	2,301
Segment income/(loss)	$120,182	$53,837	$119,197	$(22,584)	$270,632

Segment EBITDA	$198,560	$68,245	$23,067	$(15,474)	$274,398
DGD adjusted EBITDA (Darling's Share)	—	—	120,333	—	120,333
Combined adjusted EBITDA	$198,560	$68,245	$143,400	$(15,474)	$394,731

Three Months Ended October 2, 2021	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$769,626	$311,856	$104,434	$—	$1,185,916
Cost of sales and operating expenses	553,662	241,308	64,634	—	859,604
Gross margin	215,964	70,548	39,800	—	326,312

Gain on sale of assets	(229)	(8)	(264)	—	(501)
Selling, general and administrative expenses	54,997	24,417	4,481	13,380	97,275
Depreciation and amortization	53,824	14,933	6,361	2,708	77,826
Equity in net income of Diamond Green Diesel	—	—	53,951	—	53,951
Segment operating income/(loss)	$107,372	$31,206	$83,173	$(16,088)	$205,663
Equity in net income of other unconsolidated subsidiaries	1,647	—	—	—	1,647
Segment income/(loss)	$109,019	$31,206	$83,173	$(16,088)	$207,310

Segment EBITDA	$161,196	$46,139	$35,583	$(13,380)	$229,538
DGD adjusted EBITDA (Darling's Share)	—	—	60,026	—	60,026
Combined adjusted EBITDA	$161,196	$46,139	$95,609	$(13,380)	$289,564

Segment EBITDA consists of segment income (loss), less equity in net income from unconsolidated subsidiaries, less equity in net income of Diamond Green Diesel, plus depreciation and amortization, plus acquisition and integration costs, plus restructuring and impairment charges, plus Darling’s share of DGD Adjusted EBITDA.

News Release Nov. 8, 2022 Page 3

Segment Financial Tables (in thousands) continued
(unaudited)

Nine Months Ended October 1, 2022	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$3,322,927	$1,071,897	$369,297	$—	$4,764,121
Cost of sales and operating expenses	2,522,728	807,833	292,760	—	3,623,321
Gross margin	800,199	264,064	76,537	—	1,140,800

Gain on sale of assets	(3,595)	(891)	(74)	—	(4,560)
Selling, general and administrative expenses	185,045	73,608	9,921	46,314	314,888
Restructuring and asset impairment charges	8,557	—	—	—	8,557
Acquisition and integration costs	—	—	—	13,634	13,634
Depreciation and amortization	203,967	44,307	20,894	8,169	277,337
Equity in net income of Diamond Green Diesel	—	—	248,898	—	248,898
Segment operating income/(loss)	$406,225	$147,040	$294,694	$(68,117)	$779,842
Equity in net income of other unconsolidated subsidiaries	5,933	—	—	—	5,933
Segment income/(loss)	$412,158	$147,040	$294,694	$(68,117)	$785,775

Segment EBITDA	$618,749	$191,347	$66,690	$(46,314)	$830,472
DGD adjusted EBITDA (Darling's Share)	—	—	297,503	—	297,503
Combined adjusted EBITDA	$618,749	$191,347	$364,193	$(46,314)	$1,127,975

Nine Months Ended October 2, 2021	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$2,193,002	$926,952	$311,347	$—	$3,431,301
Cost of sales and operating expenses	1,584,667	706,260	219,534	—	2,510,461
Gross margin	608,335	220,692	91,813	—	920,840

Loss (gain) on sale of assets	(490)	(1)	(302)	—	(793)
Selling, general and administrative expenses	162,594	75,150	13,822	42,239	293,805
Restructuring and asset impairment charges	—	—	778	—	778
Depreciation and amortization	162,404	45,666	19,214	8,298	235,582
Equity in net income of Diamond Green Diesel	—	—	281,964	—	281,964
Segment operating income/(loss)	$283,827	$99,877	$340,265	$(50,537)	$673,432
Equity in net income of other unconsolidated subsidiaries	4,199	—	—	—	4,199
Segment income/(loss)	$288,026	$99,877	$340,265	$(50,537)	$677,631

Segment EBITDA	$446,231	$145,543	$78,293	$(42,239)	$627,828
DGD adjusted EBITDA (Darling's Share)	—	—	300,227	—	300,227
Combined adjusted EBITDA	$446,231	$145,543	$378,520	$(42,239)	$928,055

Segment EBITDA consists of segment income (loss), less equity in net income from unconsolidated subsidiaries, less equity in net income of Diamond Green Diesel, plus depreciation and amortization, plus acquisition and integration costs, plus restructuring and impairment charges, plus Darling’s share of DGD Adjusted EBITDA.

News Release Nov. 8, 2022 Page 4

Darling Ingredients Inc. and Subsidiaries
Consolidated Balance Sheets
October 1, 2022 and January 1, 2022
(thousands)

	October 1, 2022	January 1, 2022
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$126,032	$68,906
Restricted cash	102	166
Accounts receivable, net	669,824	469,092
Inventories	641,980	457,465
Prepaid expenses	80,293	53,711
Income taxes refundable	17,504	1,075
Other current assets	26,301	38,599
Total current assets	1,562,036	1,089,014

Property, plant and equipment, net	2,345,671	1,840,080
Intangible assets, net	873,613	397,801
Goodwill	1,900,267	1,219,116
Investment in unconsolidated subsidiaries	1,814,583	1,349,247
Operating lease right-of-use assets	175,117	155,464
Other assets	122,668	66,795
Deferred income taxes	14,799	16,211
	$8,808,754	$6,133,728

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$63,663	$24,407
Accounts payable, principally trade	398,175	307,118
Income taxes payable	43,395	32,310
Current operating lease liabilities	44,040	38,168
Accrued expenses	478,710	350,681
Total current liabilities	1,027,983	752,684
Long-term debt, net of current portion	3,220,901	1,438,974
Long-term operating lease liabilities	133,184	120,314
Other non-current liabilities	296,066	111,029
Deferred income taxes	461,806	362,942
Total liabilities	5,139,940	2,785,943
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value;	1,735	1,717
Additional paid-in capital	1,652,453	1,627,816
Treasury stock, at cost	(529,905)	(374,721)
Accumulated other comprehensive loss	(473,139)	(321,690)
Retained earnings	2,928,968	2,347,838
Total Darling's stockholders' equity	3,580,112	3,280,960
Noncontrolling interests	88,702	66,825
Total Stockholders' equity	3,668,814	3,347,785
	$8,808,754	$6,133,728

News Release Nov. 8, 2022 Page 5

Darling Ingredients Inc. and Subsidiaries
Consolidated Operating Results
For the Three-Month and Nine-Month Periods Ended October 1, 2022 and October 2, 2021
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	(unaudited)		$ Change	(unaudited)		$ Change
	October 1,	October 2,	Favorable	October 1,	October 2,	Favorable
	2022	2021	(Unfavorable)	2022	2021	(Unfavorable)
Net sales	$1,747,599	$1,185,916	$561,683	$4,764,121	$3,431,301	$1,332,820
Costs and expenses:
Cost of sales and operating expenses	1,371,237	859,604	(511,633)	3,623,321	2,510,461	(1,112,860)
Gain on sale of assets	(3,116)	(501)	2,615	(4,560)	(793)	3,767
Selling, general and administrative expenses	105,080	97,275	(7,805)	314,888	293,805	(21,083)
Restructuring and asset impairment charges	—	—	—	8,557	778	(7,779)
Acquisition and integration costs	4,503	—	(4,503)	13,634	—	(13,634)
Depreciation and amortization	104,978	77,826	(27,152)	277,337	235,582	(41,755)
Total costs and expenses	1,582,682	1,034,204	(548,478)	4,233,177	3,039,833	(1,193,344)
Equity in net income of Diamond Green Diesel	103,414	53,951	49,463	248,898	281,964	(33,066)
Operating income	268,331	205,663	62,668	779,842	673,432	106,410
Other expense:
Interest expense	(39,816)	(15,409)	(24,407)	(79,427)	(47,105)	(32,322)
Foreign currency loss	(493)	(205)	(288)	(6,005)	(1,299)	(4,706)
Other expense, net	(2,807)	(853)	(1,954)	(3,851)	(3,210)	(641)
Total other expense	(43,116)	(16,467)	(26,649)	(89,283)	(51,614)	(37,669)
Equity in net income of other unconsolidated subsidiaries	2,301	1,647	654	5,933	4,199	1,734
Income from operations before income taxes	227,516	190,843	36,673	696,492	626,017	70,475
Income tax expense	35,215	42,637	7,422	108,631	126,324	17,693
Net income	192,301	148,206	44,095	587,861	499,693	88,168
Net income attributable to noncontrolling interests	(1,220)	(1,394)	174	(6,731)	(4,533)	(2,198)
Net income attributable to Darling	$191,081	$146,812	$44,269	$581,130	$495,160	$85,970

Basic income per share:	$1.19	$0.91	$0.28	$3.60	$3.04	$0.56
Diluted income per share:	$1.17	$0.88	$0.29	$3.54	$2.96	$0.58

Number of diluted common shares:	163,635	166,770		164,327	167,374

News Release Nov. 8, 2022 Page 6

Darling Ingredients Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Nine-Month Periods Ended October 1, 2022 and October 2, 2021
(in thousands)

	Nine Months Ended
	(Unaudited)
	October 1,	October 2,
Cash flows from operating activities:	2022	2021
Net income	$587,861	$499,693
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	277,337	235,582
Gain on sale of assets	(4,560)	(793)
Asset impairment	8,557	138
Deferred taxes	42,120	67,272
Decrease in long-term pension liability	(2,753)	(1,118)
Stock-based compensation expense	18,884	18,413
Write-off deferred loan costs	—	1,130
Deferred loan cost amortization	3,552	3,044
Equity in net income of Diamond Green Diesel and other unconsolidated subsidiaries	(254,831)	(286,163)
Distribution of earnings from Diamond Green Diesel and other unconsolidated subsidiaries	95,546	3,322
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(45,457)	(85,822)
Income taxes refundable/payable	(2,004)	18,688
Inventories and prepaid expenses	(140,971)	(97,531)
Accounts payable and accrued expenses	78,656	46,912
Other	(23,499)	29,282
Net cash provided by operating activities	638,438	452,049
Cash flows from investing activities:
Capital expenditures	(257,120)	(191,738)
Acquisition, net of cash acquired	(1,760,139)	(2,059)
Investment in Diamond Green Diesel	(239,750)	(25,000)
Investment in other unconsolidated subsidiaries	—	(4,449)
Loan to Diamond Green Diesel	(25,000)	—
Loan repayment from Diamond Green Diesel	50,000	—
Gross proceeds from disposal of property, plant and equipment and other assets	9,430	3,805
Payments related to routes and other intangibles	(179)	(274)
Net cash used in investing activities	(2,222,758)	(219,715)
Cash flows from financing activities:
Proceeds from long-term debt	1,929,870	31,088
Payments on long-term debt	(39,511)	(131,224)
Borrowings from revolving credit facility	1,684,840	287,000
Payments on revolving credit facility	(1,743,523)	(309,000)
Net cash overdraft financing	21,090	29,034
Deferred loan costs	(16,758)	—
Issuance of common stock	—	50
Repurchase of common stock	(103,061)	(97,924)
Minimum withholding taxes paid on stock awards	(46,394)	(45,260)
Distributions to noncontrolling interests	(3,653)	(3,853)
Net cash provided/(used) in financing activities	1,682,900	(240,089)
Effect of exchange rate changes on cash flows	(20,295)	(6,605)
Net increase/(decrease) in cash, cash equivalents and restricted cash	78,285	(14,360)
Cash, cash equivalents and restricted cash at beginning of period	69,072	81,720
Cash, cash equivalents and restricted cash at end of period	$147,357	$67,360

News Release Nov. 8, 2022 Page 7

Diamond Green Diesel Joint Venture
Condensed Consolidated Balance Sheets
September 30, 2022 and December 31, 2021
(in thousands)

	September 30,	December 31,
	2022	2021
	(unaudited)
Assets:
Total current assets	$933,332	$686,294
Property, plant and equipment, net	3,292,831	2,710,747
Other assets	46,736	51,514
Total assets	$4,272,899	$3,448,555

Liabilities and members' equity:
Total current portion of long term debt	$115,506	$165,092
Total other current liabilities	316,345	295,860
Total long term debt	332,794	344,309
Total other long term liabilities	16,973	17,531
Total members' equity	3,491,281	2,625,763
Total liabilities and members' equity	$4,272,899	$3,448,555

Diamond Green Diesel Joint Venture
Operating Financial Results
For the Three-Month and Nine-Month Periods Ended September 30, 2022 and September 30, 2021
(in thousands)

	Three Months Ended			Nine Months Ended
	(unaudited)		$ Change	(unaudited)		$ Change
	September 30,	September 30,	Favorable	September 30,	September 30,	Favorable
	2022	2021	(Unfavorable)	2022	2021	(Unfavorable)
Revenues:
Operating revenues	$1,470,036	$401,900	$1,068,136	$3,906,614	$1,405,392	$2,501,222
Expenses:
Total costs and expenses less depreciation, amortization and accretion expense	1,229,371	281,848	(947,523)	3,311,608	804,939	(2,506,669)
Depreciation, amortization and accretion expense	31,793	10,991	(20,802)	89,602	34,673	(54,929)
Total costs and expenses	1,261,164	292,839	(968,325)	3,401,210	839,612	(2,561,598)
Operating income	208,872	109,061	99,811	505,404	565,780	(60,376)
Other income	1,215	113	1,102	1,926	524	1,402
Interest and debt expense, net	(3,259)	(1,272)	(1,987)	(9,534)	(2,376)	(7,158)
Net income	$206,828	$107,902	$98,926	$497,796	$563,928	$(66,132)

News Release Nov. 8, 2022 Page 8

Darling Ingredients Inc. reports Adjusted EBITDA results, which is a Non-GAAP financial measure, as a complement to results provided in accordance with generally accepted accounting principles (GAAP) (for additional information, see “Use of Non-GAAP Financial Measures” included later in this media release). The Company believes that Adjusted EBITDA provides additional useful information to investors. Adjusted EBITDA, as the Company uses the term, is calculated below:
Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro forma Adjusted EBITDA
For the Three-Month and Nine-Month Periods Ended October 1, 2022 and October 2, 2021

	Three Months Ended			Nine Months Ended
Adjusted EBITDA	October 1,		October 2,	October 1,		October 2,
(U.S. dollars in thousands)	2022		2021	2022		2021

Net income attributable to Darling	$191,081		$146,812	$581,130		$495,160
Depreciation and amortization	104,978		77,826	277,337		235,582
Interest expense	39,816		15,409	79,427		47,105
Income tax expense	35,215		42,637	108,631		126,324
Restructuring and asset impairment charges	—		—	8,557		778
Acquisition and integration costs	4,503		—	13,634		—
Foreign currency loss	493		205	6,005		1,299
Other expense, net	2,807		853	3,851		3,210
Equity in net income of Diamond Green Diesel	(103,414)		(53,951)	(248,898)		(281,964)
Equity in net income of other unconsolidated subsidiaries	(2,301)		(1,647)	(5,933)		(4,199)
Net income attributable to other noncontrolling interests	1,220		1,394	6,731		4,533
Adjusted EBITDA (Non-GAAP)	$274,398		$229,538	$830,472		$627,828
Foreign currency exchange impact	18,426	(1)	—	41,581	(2)	—
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$292,824		$229,538	$872,053		$627,828

DGD Joint Venture Adjusted EBITDA (Darling's Share)	$120,333		$60,026	$297,503		$300,227
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$394,731		$289,564	$1,127,975		$928,055

(1) The average rate assumption used in this calculation was the actual fiscal average rate for the three months ended October 1, 2022 of €1.00:USD$1.01 and CAD$1.00:USD$0.77 as compared to the average rate for the three months ended October 2, 2021 of €1.00:USD$1.18 and CAD$1.00:USD$0.79, respectively.

(2) The average rate assumption used in this calculation was the actual fiscal average rate for the nine months ended October 1, 2022 of €1.00:USD$1.06 and CAD$1.00:USD$0.78 as compared to the average rate for the nine months ended October 2, 2021 of €1.00:USD$1.20 and CAD$1.00:USD$0.80, respectively.

News Release Nov. 8, 2022 Page 9

About Darling
Darling Ingredients Inc. (NYSE: DAR) is the largest publicly traded company turning edible by-products and food waste into sustainable products and a leading producer of renewable energy. Recognized as a sustainability leader, the company operates more than 270 plants in 17 countries and repurposes approximately 15% of the world's meat industry waste streams into value-added products, such as green energy, renewable diesel, collagen, fertilizer, animal proteins and meals and pet food ingredients. To learn more, visit darlingii.com and follow us on LinkedIn.

Darling Ingredients Inc. will host a conference call to discuss the Company’s third quarter 2022 financial results at 9 am Eastern Time (8 am Central Time) on Wednesday, November 9, 2022.

Due to historically high call volume, the company is offering participants the opportunity to register in advance for the conference through the following link: https://dpregister.com/sreg/10171165/f47e536d62

Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them immediate access to the call on November 9, 2022.

To listen to the conference call, participants calling from within North America should dial 1-844-868-8847; international participants should dial 1-412-317-6593. Please asked to be joined to the Darling Ingredients call. Please call approximately ten minutes before the start of the call to ensure that you are connected.

The call will also be available as a live audio webcast that can be accessed on the Company website at
http://ir.darlingii.com. Beginning two hours after its completion, a replay of the call can be accessed through November 16, 2022, by dialing 1-877-344-7529 (U.S. callers), 1-855-669-9658 (Canada) and 1-412-317-0088 (international callers). The access code for the replay is 3834610.

Use of Non-GAAP Financial Measures:

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance.

Pro forma Adjusted EBITDA to Foreign Currency is not a recognized accounting measurement under GAAP. The Company evaluates the impact of foreign currency on its adjusted EBITDA. DGD Joint Venture Adjusted EBITDA (Darling's share) is not reflected in the Adjusted EBITDA or the Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP).

As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes that were outstanding at Oct. 1, 2022. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

News Release Nov. 8, 2022 Page 10

Information reconciling forward-looking combined adjusted EBITDA to net income is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of combined adjusted EBITDA to net income because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the impact of volatile commodity prices on the Company’s operations, impact of foreign currency exchange fluctuations, depreciation and amortization and the provision for income taxes. Preparation of such reconciliations for Darling Ingredients Inc. and the Company’s joint venture, Diamond Green Diesel, would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP for each entity, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides a range for its combined adjusted EBITDA outlook that it believes will be achieved; however, it cannot accurately predict all the components of the combined adjusted EBITDA calculation.

Cautionary Statements Regarding Forward-Looking Information:
{This media release contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” “combined adjusted EBITDA guidance” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever (“ASF”) in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the current COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE, ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and issues relating to the announced expansion project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere, including the Russia-Ukraine war; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward looking statements included in this release or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.}